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                                                                     Exhibit 4.1

                       Specimen Common Share Certificate


# OF SHARE CERTIFICATE                                           - # OF SHARES -



                               CRM HOLDINGS, LTD.
                 PAR VALUE OF COMMON SHARES (U.S.) $0.01 EACH



      THIS IS TO CERTIFY THAT [ NAME OF SHAREHOLDER ] OF [ ADDRESS OF SHAREHOLDER ], IS THE REGISTERED HOLDER OF [# OF SHARES] FULLY PAID COMMON SHARES OF THE PAR VALUE OF (U.S.) $0.01 EACH IN THE ABOVE-NAMED COMPANY, SUBJECT TO THE MEMORANDUM OF ASSOCIATION AND BYE-LAWS THEREOF.

      GIVEN UNDER THE COMMON SEAL OF THE COMPANY THIS [     ] DAY OF NOVEMBER
2005.






                                 .......................................DIRECTOR



                                 ......................................SECRETARY


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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR THE ISSUER OF THESE SECURITIES RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.